Bloomberg Tickers                                 Issuer Free Writing Prospectus
TR  DBLAUT5J                                      Filed pursuant to Rule 433
ER  DBLAUE5J                                      Registration No. 333-137902
                                                  Dated: January 13, 2009

                            Liquid Alpha USD 5 Index

                    Seeks to achieve stable absolute returns
                    January 2009

Deutsche Bank's Liquid Alpha 5 USD Index has existed since April 23, 2008.
Accordingly, any index performance shown in this presentation preceding that inception date does not reflect the performance of an actual index, but has been retrospectively calculated.

Deutsche Bank AG has filed a registration statement (including a prospectus)
with the SEC for the offerings to which this communication mayrelate. Before you invest, you should read the prospectus in that registration statement and other documents Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Deutsche
Bank AG, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free
1-800-311-4409.

Alpha vs Beta
Introduction

Historically, managed investment products delivered long-only exposure toasset class returns. Managers sought to add value by trying to outperform their respective benchmarks

Returns attributable to the market benchmark were deemed "beta" while returns that exceeded the market benchmark were deemed "alpha"

Alpha can be defined as the excess return between two assets: a long asset and short asset

In recent years, investors have looked to separate the alpha return (excess)
from the beta return (market)

DB responded by launching a series of alpha-generating long vs. short indicesfor each major asset class (equities, rates, currencies, commodities). These indices are not correlated to their respective asset class and therefore havelittle or no beta exposure

Deutsche Bank is now offering combined exposure to these four alpha indicesin a risk targeted, efficient manner via the Liquid Alpha Index

Extracting the Excess Return of the Market
DB Introduces the Liquid Alpha Index

Liquid Alpha is a weighted combination of four proprietary alpha indices from four different asset classes, plus cash

The Underlying Assets1

Equities: (S&P X-Alpha Index) seeks to generate alpha by going long a series of DB Regional Equity Style Indices and short their respective equity benchmarks

Commodities: (DB Commodity Harvest Index) long optimal yield commodity index
vs. short commodity benchmark ..Currencies: (DB Balanced Currency Harvest
(USD-Funded) Index) long high interest rate currencies vs. short low interest rate currencies

Rates: (DB Smart Index) seeks to extract alpha from the difference between short- term and long-term interest rates (5x leveraged)

Cash: (DB Fed Funds Index) overnight Fed Funds rate

These indices are combined in a quantitative portfolio allocation model
(optimizer) seeking risk targeted, optimal exposure to each asset class alpha strategy.

1 Please see Appendix 1 for a detailed explanation of each Alpha Index

Extracting the Excess Return of the Market
Multi-Asset Alpha Index Dynamic Allocation

The weighting of each Alpha Index is determined by utilizing a model based on Modern Portfolio Theory. The Optimized Asset Allocator (OAA) seeks to determine the portfolio allocation which maximizes returns for a given level of volatility, subject to pre-defined constraints:

- Previous 60 business days correlation, volatility and returns for each alpha index and cash are used as inputs

- Constraints:

	Range Exposure
Equity	10%-50%
Commodity	10%-50%
Currency	10%-50%
Rates	10%-50%
Cash	0%-60%

- Volatility: Targeted at 5%

- Stop-Loss Mechanism: triggers an additional rebalancing



Proprietary Alpha Indices
S&P X-Alpha Index
Equity
Cash
DB Fed Funds Index
Commodity Harvest Index
Commodity
Rates
DB SMART Index
Fx Harvest Index
FX
Optimizer
Dynamic Asset Allocation
Volatility Targeting
α

Liquid Alpha Index

Deutsche Bank

3

The Optimization Methodology

Optimized Asset Allocation1

Alpha from
different
asset classes

Allocation between
alphas from different
asset classes

Quarterly
reallocation based
on constraints and
on new risk-return
parameters

Strategic
Asset Allocation
Tactical
Asset
Allocation
Returns on 60
business days

Volatility on 60
business days

Correlation between
indices

Risk Monitoring:
return trigger

Historical
Data Input
Risk
Profile
Volatility targeting

Optimized portfolio
allocation

Optimized
Asset
Allocation

1 The OAA is based upon Markowitz's Modern Portfolio Theory, also known as the theory of diversification; Markowitz won the 1990 Nobel Prize in Economics.
Markowitz's "efficient frontier" refers to a series of optimal portfolio allocations that will maximize return for a given level of risk.

Optimized Asset Allocation Model:
A Risk Adjusted Return Optimisation Tool

Input

- Volatility Target: 5%
- Underlying Universe:
  - Equity
  - Commodity
  - Currency
  - Rates
  - Cash

Optimized Asset Allocator



efficient frontier
Optimized Portfolio
cash
Expected Return
Alpha Indices
5%
Volatility

Liquid Alpha TR 5

- Hypothetical Optimized Portfolio[1]:

Equity	-	30.00%
Commodity	-	16.74%
Currency	-	30.00%
Rates	-	22.78%
Cash	-	0.48%

[1]This is a hypothetical portfolio and does not represent an actual allocation

Constraints

Equity	-	10%-50%
Commodity	-	10%-50%
Currency	-	10%-50%
Rates	-	10%-50%
Cash	-	0%-60%

Deutsche Bank

5

Extracting the Excess Return of the Market
DB Introduces the Liquid Alpha Index

- Key Features:
  - **Multi-asset alpha:** Combination of 4 different asset alphas plus cash offers diversification
  - **Dynamic Asset Allocation:** Based on Markowitz's portfolio theory, the Optimized Asset Allocator (OAA) model aims for the optimal asset allocation along the efficient frontier[1]
  - **Historically low correlation to traditional asset classes**: Alpha has historically been independent from the asset class underlying each investment strategy
  - **Historically low correlation to each other**: Each of the four Alpha Index strategies has historically had little or no correlation to the other three
  - **No Beta exposure**: Zero net exposure to equities, bonds, commodities or currencies
  - **Low volatility**: Seeks to add stability to returns over time
  - **Managed risk**: Stop-loss mechanism is triggered if returns fall below a specified minimum
  - **Transparency**: The individual Alpha Indices and their weightings in the Liquid Alpha Index are published daily on Bloomberg and Reuters
  - **Cost effective**: As an alternative to a fund of hedge funds, Liquid Alpha seeks to provide a similar return without performance fees or liquidity constraints[2]
  - **Diverse Strategies**: fundamental equity relative value, commodity carry, currency carry, yield curve slope monetization (see Appendix 1 for further detail on each strategy)

[1] The OAA is based upon Markowitz's Modern Portfolio Theory, also known as the theory of diversification; Markowitz won the 1990 Nobel Prize in Economics. Markowitz's "efficient frontier" refers to a series of optimal portfolio allocations that will maximize return for a given level of risk.

[2] There are, however, costs associated with the individual Alpha Indices that are charged to the Liquid Alpha Index. Although the index level is published daily, this index is not freely tradable and direct investment in the Liquid Alpha 5 Index is not available.

Deutsche Bank

6

Liquid Alpha 5% USD TR
Performance Analysis

                                                      Liquid Alpha returns
                                                             prior to
                                                       4/23/08 have been
                                                   retrospectively calculated

                                [CHART OMITTED]

--------------------------------------------------------------------------------
Performance Analysis*           Liquid Alpha 5      iBoxx USD     HFRX Globa
January 1999 - December 2008            USD TR     Treasury  Hedge Fund Index
--------------------------------------------------------------------------------
Annualized Returns                       10.4%           6.4%            0.4%
Volatility                                4.3%           4.8%            4.4%
Sharpe Ratio (3.54%)                      1.59           0.59           -0.72
Maximum Drawdown                        -10.0%          -4.8%          -25.2%
Start Date                              Aug-08         Jun-03          Nov-07
End Date                                Dec-08         Feb-04          Dec-08
Max Monthly Consecutive
Loss                                    -10.0%          -4.8%          -23.1%
Start Date                              Aug-08         Jun-03          Jun-08
End Date                                Nov-08         Aug-03          Dec-08
Max/Min Returns
Rolling 12 Months                21.0% / -9.2%  15.9% / -5.0%  16.4% / -23.3%
                                                                       7.1% /
Rolling 3 Months                 8.7% / -10.4%   9.9% / -5.1%          -18.6%
Average Monthly Returns                   0.8%           0.5%            0.1%
% Months with
Gains                                    84.0%          68.1%           60.9%
in tables from Perf
Analysis 5.96" width
Correlation
iBoxx USD Treasury                       -0.05           1.00           -0.25
HFRX Global Hedge Fund Index              0.46          -0.25            1.00
--------------------------------------------------------------------------------

                                [CHART OMITTED]

--------------------------------------------------------------------------------
*Source:  Deutsche Bank, 2009, Bloomberg.  Liquid Alpha has been retrospectively calculated and did not exist prior to April 23, 2008.  Accordingly,  the results shown  during the  retrospective  periods do not reflect  actual  returns.  Past performance is not  necessarily  indicative of how the Index will perform in the future.  The  performance of any  investment  product based on the Deutsche Bank
Liquid  Alpha  Index  would  have been  lower than the Index as a result of fees and/or costs.
--------------------------------------------------------------------------------

Liquid Alpha USD 5 TR
Performance Analysis

Monthly Returns Analysis1

Allocation Constraints

Historical Allocation

S&P X-Alpha USD TR  Commodity Harvest USD TR  Currency Harvest USD TR

DB SMART 5x USD TR  Fed Funds TR

1Source: Deutsche Bank, 2009, Bloomberg.

The Liquid Alpha Index has been retrospectively calculated and did not exist prior to April 23, 2008. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the Deutsche Bank Liquid Alpha Index would have been lower than the Index as a result of fees and/or costs.

Liquid Alpha USD 5: from TR to ER

o    The Total Return (TR) Index is calculated first because the Optimized Asset
     Allocation model requires a cash component and fully-funded assets

o    Liquid Alpha Excess Return (ER) incorporates the alpha strategy with no funding component

o    The ER Index is calculated as the difference between the performance of the
     TR index and that of the DB Fed Funds Index since the last rebalancing date

Liquid Alpha TR  -  Fed Funds  =  Liquid Alpha ER

Liquid Alpha 5% USD TR
Performance Analysis

--------------------------------------------------------------------------------

                                [CHART OMITTED]

                                                           Liquid Alpha USD 5 ER
                                                            Performance Analysis
                                                                  Index Returns*
--------------------------------------------------------------------------------

                                [CHART OMITTED]

--------------------------------------------------------------------------------
Performance Analysis*             Liquid Alpha 5    iBoxx USD        HFRX Global
January 1999 - December 2008              USD ER      Treasury  Hedge Fund Index
--------------------------------------------------------------------------------
Annualized Returns                          6.7%         6.4%               0.4%

Volatility                                  4.3%         4.8%               4.4%
Sharpe Ratio (3.54%)                        1.55         0.59              -0.72
Maximum Drawdown                          -11.4%        -4.8%             -25.2%
Start Date                                Jul-07       Jun-03             Nov-07
End Date                                  Dec-08       Feb-04             Dec-08
Max Monthly Consecutive
Loss                                      -10.5%        -4.8%             -23.1%
Start Date                                Aug-08       Jun-03             Jun-08
End Date                                  Dec-08       Aug-03             Dec-08

Max/Min Returns
Rolling 12 Months                 19.8% / -11.7%15.9% / -5.0%     16.4% / -23.3%
Rolling 3 Months                   8.4% / -10.8% 9.9% / -5.1%      7.1% / -18.6%

Average Monthly Returns                     0.6%         0.5%               0.1%
% Months with Gains                        75.6%        68.1%              60.9%
Correlation

iBoxx USD Treasury                         -0.05         1.00              -0.25
HFRX Global Hedge Fund Index                0.46        -0.25               1.00

--------------------------------------------------------------------------------

                                [CHART OMITTED]

--------------------------------------------------------------------------------

*Source:  Deutsche Bank, 2009, Bloomberg.  Liquid Alpha has been retrospectively calculated and did not exist prior to April 23, 2008.  Accordingly,  the results shown  during the  retrospective  periods do not reflect  actual  returns.  Past performance is not  necessarily  indicative of how the Index will perform in the future.  The  performance of any  investment  product based on the Deutsche Bank
Liquid  Alpha  Index  would  have been  lower than the Index as a result of fees and/or costs.

                                       10

Liquid Alpha USD 5 ER
Performance Analysis

Monthly Returns Analysis1

Allocation Constraints
Liquid Alpha USD 5 ER

Constituents Live Date Bloomberg
Range
Exposure
Current
Allocation

S&P X-Alpha USD TR Index Oct 31 07 SPXADT 10% -50% 10.00%
DB Commodity Harvest TR Index Dec 17 07 DBCMHLTU 10% -50% 50.00%
DB Currency Harvest TR Index Oct 19 05 DBHVBUSF 10% -50% 9.04%
DB SMART Index Jul 15 07 DBSMARTD 10% -50% 10.00%
Historical Allocation

S&P X-Alpha USD TR  Commodity Harvest USD TR  Currency Harvest USD TR

DB SMART 5x USD TR  Deleveraged Exposure

1Source: Deutsche Bank, 2009, Bloomberg. The DB Liquid Alpha USD 5 ER Index has
been retrospectively calculated and did not exist prior to April 23, 2008.
Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the Deutsche Bank Liquid Alpha USD 5 ER Index would have been lower than the
Index as a result of fees and/or costs.

                                       11

Index Costs Summary

The Liquid Alpha 5 Index has certain costs associated with the individual alpha indices that are charged to the Liquid Alpha 5 Index*

-    The cost to replicate the strategies underlying the Liquid Alpha 5 Index ranges between a minimum of 21 bps per annum and a maximum of 63 bps per annum, depending on the allocation between the underlying indices

Individual index costs are based on an annual hedging cost, subtracted on a daily basis, and a bid-ask cost subtracted at each rebalancing

                                                  Hedging Cost 1  Bid-Ask Cost 1

S&P X-Alpha Total Return Index                         0.75%           -
db Commodity Harvest Total Return Index                0.50%         0.20%
db Currency Harvest Balanced Total Return Index          -             -
db SMART Total Return Index                            0.25%           -
Fed Funds Total Return Index                             -             -

*These costs are applicable as of the date hereof and may change according to market conditions.

1 Indices that do not show Hedging Costs above have their costs allocated within the respective DB Index itself. Bid-Ask costs reflect the costs involved during a rebalancing and are only applicable to the DB Commodity Harvest TR Index

                                       12

Advantages of Liquid Alpha

Seeks to achieve high risk-adjusted returns

Utilizes well-known proprietary alpha indices from Equities, Rates, Commodities and Currencies

Seeks to achieve optimal allocation between uncorrelated "alpha" strategies .

Stop-loss feature seeks to manage downside risks

Low correlation to traditional asset classes

Transparent underlying with full reporting of daily index closing levels and weights on Bloomberg and Reuters

                                       13

Certain Risks of Liquid Alpha

- **LIQUID ALPHA HAS LIMITED PERFORMANCE HISTORY** — Publication of Liquid Alpha began on April 23, 2008. Therefore, it has very limited performance history and no actual investment which allowed tracking of the performance of Liquid Alpha was possible before that date.
- **AN INVESTMENT LINKED OR RELATED TO LIQUID ALPHA WILL NOT BE THE SAME AS AN INVESTMENT IN THE ALPHA INDICES** — The Liquid Alpha closing level on any trading day will depend on the performance of the Alpha Indices. The weighting of each Alpha Index is determined by the Optimized Asset Allocator ("OAA"), which seeks to maximize returns for a given level of volatility. **You should, therefore, carefully consider the composition and calculation of each Alpha Index.**
- **ALPHA INDICES ARE NOT EQUALLY WEIGHTED IN THE LIQUID ALPHA MODEL AND MAY OFFSET EACH OTHER** — The Alpha Indices are assigned different weightings in Liquid Alpha via the Optimized Asset Allocation Model. The same return generated by two Alpha Indices, whether positive or negative, may have a different effect on the performance of Liquid Alpha. Additionally, positive returns generated by one or more Alpha Index may be moderated or more than offset by smaller positive returns or negative returns generated by the other Alpha Indices.
- **FOR THE EXCESS RETURN INDEX, THE CLOSING LEVEL IS AFFECTED BY THE PERFORMANCE OF THE FED FUNDS INDEX** — The calculation of the Excess Return Index level is intended to reflect the excess return (if any) of the Total Return Index relative to the return of the Fed Funds Index. Although the Total Return Index and the Fed Funds Index may perform positively, if the Total Return Index does not outperform the Fed Funds Index the Excess Return Index level will not increase.
- **THE ACTUAL EXPERIENCED VOLATILITY OF EACH ALPHA INDEX AND LIQUID ALPHA MODEL MAY NOT EQUAL THE TARGET VOLATILITY, WHICH MAY HAVE A NEGATIVE IMPACT ON THE PERFORMANCE OF LIQUID ALPHA** — The weighting of each Alpha Index in the Liquid Alpha Model is adjusted to target a volatility level of 5%. Because this adjustment is based on the volatility of the previous 60 business days, the actual volatility realized on the Alpha Indices and the Liquid Alpha Model will not necessarily equal the volatility target.
- **THE CALCULATION OF LIQUID ALPHA'S CLOSING LEVEL WILL INCLUDE A DEDUCTION OF COSTS FROM THE ALPHA INDICES** — On each trading day, the calculation of Liquid Alpha's closing level will include a deduction of costs from the Alpha Indices currently ranging between a minimum of 21 basis points per annum and maximum of 63 basis points per annum, depending on the individual weightings of the Alpha Indices.

Deutsche Bank

14

Appendix 1:

The Underlying Indices

S&P X-Alpha USD TR Strategy Index
Bloomberg Ticker : SPXADT

The S&P X-Alpha USD Total Return Strategy Index uses a rules-based, mathematical model that reflects the relative performance between a basket of eight DB
Regional Style equity indices and a basket of four regional equity benchmark indices and also contains a Fed Funds Return Index. The regional focus of the
Index is the USA, Eurozone, Japan and the United Kingdom. The X-Alpha Model
seeks to identify, from a growth perspective, high short-term earnings momentum stocks in global developed markets and, from a value perspective, low price-earnings ratio or high dividend yielding stocks in the same markets.

The X-Alpha Model employs the Deutsche Bank proprietary indices (DB Regional
Style Indices) that reflect the performance of these categories of stocks, and pairs each with a regional well-known, broad equity index maintained by a third-party sponsor (Benchmark Indices), to make eight Index Constituent Pairs.

The return on an Index Constituent Pair is determined based on the daily cumulative return of the relevant DB Regional Style Index compared to that of the relevant Benchmark Index. The X-Alpha Model reflects a weighted return in
USD of the Index Constituent Pairs, with the pair weights being determined based upon initial weights assigned to each Index Constituent Pair, adjusted based upon their recent observed volatility to target a volatility of 8% per year for the X-Alpha Model's exposure to each Index Constituent Pair.

Equity
Commodity Rates
FX
Cash

                                       16

S&P X-Alpha USD TR Strategy Index                        Equity
Performance Analysis                                     Commodity Rates
                                                         FX
                                                         Cash
Index Returns*

3500

3000

2500

2000
                                                S&P X-Alpha returns prior to
1500                                            10/31/07 have been
                                                retrospectively calculated
1000

     Jan-   Jan-   Jan-   Jan-   Jan-   Jan-   Jan-   Jan-   Jan-   Jan-
     1999   2000   2001   2002   2003   2004   2005   2006   2007   2008

Performance Analysis*

January 1999 - December 2008     S&P X-Alpha       iBoxx USD        HFRX Global
                                      USD TR        Treasury   Hedge Fund Index
--------------------------------------------------------------------------------
Annualized Returns                      9.0%            6.4%               0.4%
Volatility                              6.5%            4.8%               4.4%
Sharpe Ratio (3.54%)                    0.85            0.59              -0.72
--------------------------------------------------------------------------------
Maximum Drawdown                      -12.0%           -4.8%             -25.2%
  Start Date                          Jun-07          Jun-03             Nov-07
  End Date                            Dec-08          Feb-04             Dec-08
--------------------------------------------------------------------------------
Max Monthly Consecutive Loss           -7.3%           -4.8%             -23.1%
  Start Date                          Jun-08          Jun-03             Jun-08
  End Date                            Nov-08          Aug-03             Dec-08
--------------------------------------------------------------------------------
Max/Min Returns
  Rolling 12 Months           36.1% / -13.5%   15.9% / -5.0%     16.4% / -23.3%
  Rolling 3 Months             12.4% / -7.3%    9.9% / -5.1%      7.1% / -18.6%
Average Monthly Returns                 0.7%            0.5%               0.1%
% Months with Gains                    70.6%           68.1%              60.9%
--------------------------------------------------------------------------------
Correlation
  iBoxx USD Treasury                    0.05            1.00              -0.25
  HFRX Global Hedge Fund Index          0.30           -0.25               1.00
--------------------------------------------------------------------------------

Annual Returns*

0.1%   23.1%   11.7%   12.8%   7.0%  15.0%   16.8%   11.9%   0.3%  -5.4%    9.0%
1999    2000    2001    2002   2003   2004    2005    2006   2007   2008  Annual

Monthly Returns*

          1999    2000   2001     2002   2003   2004   2005  2006    2007   2008
--------------------------------------------------------------------------------
Jan             -0.89%   3.44%   1.62%  0.21% -0.10%  1.73%  5.61%  0.02%  2.42%
Feb      1.35%   0.48%   3.03%   0.55% -0.80%  1.62%  4.90% -1.44%  1.77% -1.35%
Mar     -0.04%   4.01%   1.67%   2.65% -1.80%  1.86%  0.35%  3.03%  3.21% -1.33%
Apr      2.04%   2.37%   0.38%   5.82%  1.53%  0.18% -1.65%  0.95%  0.65%  1.19%
May      1.56%   3.69%   0.25%   0.50%  4.01% -0.02%  0.12%  0.55%  1.31%  0.46%
Jun     -1.77%  -1.48%   0.07%   3.09% -0.86%  2.76%  3.68%  1.96% -0.31% -1.50%
Jul     -0.46%   1.39%   0.55%   0.51%  0.58%  0.50%  1.17%  0.61%  0.05% -2.09%
Aug     -0.86%   2.30%   2.06%   0.95%  1.95%  0.18%  3.23% -1.91% -1.24% -0.90%
Sep      0.15%   1.77%  -1.51%   0.31%  0.82%  3.00%  2.15% -1.11% -0.29% -2.02%
Oct     -0.76%   2.09%   0.96%  -4.97%  1.38%  0.23% -0.64%  1.80%  0.19% -1.05%
Nov     -2.63%   1.76%  -0.35%  -0.75%  0.68%  2.90%  0.06%  1.27% -2.73%  0.04%
Dec      0.37%   3.61%   0.70%   2.16% -0.81%  1.00%  0.70%  0.16% -2.13%  0.73%
--------------------------------------------------------------------------------
Ann.Rtn. 0.12%  23.07%  11.73%  12.77%  6.96% 14.96% 16.76% 11.85%  0.34% -5.36%
--------------------------------------------------------------------------------

*Source: Deutsche Bank, 2009, Bloomberg. The S&P X-Alpha TR Strategy Index and
its underlying style indices have been retrospectively calculated and did not exist prior to October 31, 2007. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the S&P X-Alpha USD TR Strategy
Index would have been lower than the Index as a result of fees and/or costs.

                                       17

Certain Risks of S&P X-Alpha

o  THE INDEX HAS LIMITED PERFORMANCE HISTORY -- Publication of the Index began on October 31, 2007. Therefore, the Index has very limited performance history, and no actual investment which allowed a tracking of the performance of the Index was possible before that date.

o  THE INDEX CONSTITUENT PAIRS ARE NOT EQUALLY WEIGHTED IN THE X-ALPHA MODEL AND
   MAY OFFSET EACH OTHER -- The Index Constituent Pairs are assigned different weightings. Positive returns generated by one or more Index Constituent
   Pairsmay be moderated or more than offset by smaller positive returns or negative returns generated by the other Index Constituent Pairs, particularly if the Index Constituent Pairs that generate positive returns are assigned relatively low weightings in the X-Alpha Model.

o  THE RETURNS OF THE INDEX CONSTITUENT PAIRS WILL BE EXPOSED TO FLUCTUATIONS IN
   EXCHANGE RATES -- For the purposes of determining the returns of the Index
   Constituent Pairs, the currency in which any DB Regional Style Index or
   Benchmark Index (if such currency is not U.S. dollars) will be converted into
   U.S. dollars at the relevant spot exchange rate. Any positive or negative return that is generated as a result of the performance of a DB Regional
   Style Index compared to that of a Benchmark Index with which it is paired is exposed to fluctuations in the exchange rate between the U.S. dollar and the currency in which such DB Regional Style Index and such Benchmark Index are publicly quoted.

o  THE ACTUAL EXPERIENCED VOLATILITY OF EACH INDEX CONSTITUENT PAIR AND THE
   X-ALPHA MODEL MAY NOT EQUAL TARGET VOLATILITY, WHICH MAY HAVE A NEGATIVE
   IMPACT ON THE PERFORMANCE OF THE INDEX -- The weighting of each Index
   Constituent Pair in the X-Alpha Model and the X-Alpha Model are adjusted to target a volatility level of 8%. Because this adjustment is based on recently experienced volatility and is subject to a minimum of 50% and a maximum of
   150%, the actual volatility realized on the Index Constituent Pairs and the
   X-Alpha Model will not necessarily equal the volatility target.

o  THE CALCULATION OF THE INDEX CLOSING LEVEL WILL INCLUDE A DEDUCTION OF A
   BORROW FEE -- On each trading day, the calculation of the Index closing level will include a deduction of a borrow fee to defray transaction costs incurred in relation to the Index on such day.

                                       18

DB Commodity Harvest USD TR Index                     Equity
Bloomberg Ticker : DBCMHLTU                           Commodity Rates
                                                      FX
                                                      Cash

o  The Deutsche Bank Commodity Harvest Index (DBCHI) employs a rules-based strategy to generate "carry" by capturing the relative value between the
   "optimum roll" strategy within the DB commodity index and the "fixed roll"
   strategy within a benchmark commodity index

o  For each commodity, the index seeks to generate returns, independent from the direction of the commodity's price, through zero-net-exposure long and short positions along the first 13 months of the forward curve

   -  The "long position" is the DB Commodity Booster - S&P GSCI(TM) Light
      Energy Index (Commodity Booster Index), which rolls each commodity futures contract according to Deutsche Bank's "Optimal Yield" methodology, which seeks to generate the maximum implied yield

   -  The "short position" is the benchmark index, the S&P GSCITM Light Energy
      Commodity Index, which rolls each commodity futures contract on a pre-defined roll schedule according to the shortest- dated contract

o  The weights ascribed to each long/short commodity exposure are the weights in the S&P GSCITM Light Energy Index

o  The long and short positions are rebalanced monthly to achieve a zero net exposure

                                       19

DB Commodity Harvest USD TR Index                         Equity
Performance Analysis                                      Commodity Rates
                                                          FX
                                                          Cash

Index Returns*

2500

2300

2100

1900

1700

1500
                                               DB Commodity Harvest Index
1300                                           returns prior to 12/17/07 have
                                               been retrospectively calculated
1100

     Jan-    Jan-    Jan-    Jan-    Jan-    Jan-    Jan-   Jan-    Jan-    Jan-
     1999    2000    2001    2002    2003    2004    2005   2006    2007    2008

Performance Analysis*

January 1999 - December 2008      DB Commodity      iBoxx USD        HFRX Global
                                   Harvest USD       Treasury   Hedge Fund Index
--------------------------------------------------------------------------------
Annualized Returns                        9.1%           6.4%               0.4%
Volatility                                3.7%           4.8%               4.4%
Sharpe Ratio (3.54%)                      1.51           0.59              -0.72
--------------------------------------------------------------------------------
Maximum Drawdown                         -4.2%          -4.8%             -25.2%
  Start Date                            Jul-02         Jun-03             Nov-07
  End Date                              Apr-03         Feb-04             Dec-08
--------------------------------------------------------------------------------
Max Monthly Consecutive Loss             -3.8%          -4.8%             -23.1%
  Start Date                            Oct-00         Jun-03             Jun-08
  End Date                              Jan-01         Aug-03             Dec-08
--------------------------------------------------------------------------------
Max/Min Returns
  Rolling 12 Months              23.2% / -3.4%  15.9% / -5.0%     16.4% / -23.3%
  Rolling 3 Months                8.0% / -4.7%   9.9% / -5.1%      7.1% / -18.6%
Average Monthly Returns                   0.7%           0.5%               0.1%
% Months with Gains                      78.2%          68.1%              60.9%
--------------------------------------------------------------------------------
Correlation
  iBoxx USD Treasury                      0.03           1.00              -0.25
  HFRX Global Hedge Fund Index           -0.08          -0.25               1.00

Annual Returns*

4.9%   0.7%  15.8%   -0.4%   5.5%   15.1%   14.4%   18.5%   4.7%   12.8%   9.1%
1999   2000   2001    2002   2003    2004    2005    2006   2007    2008 Annual

Monthly Returns*

          1999   2000   2001   2002   2003   2004   2005    2006    2007    2008
Jan      0.43%  3.99%  0.78%  0.80%  0.85%  1.01%  2.40%   0.50%   1.66%
Feb      1.33%  0.36%  1.93% -0.15% -3.18%  0.72%  0.26%   2.00%   1.01%  -0.13%
Mar     -0.88%  0.46%  1.63% -0.95%  3.39%  1.06%  1.18%   0.48%   1.00%   1.47%
Apr      0.08%  0.92%  0.79%  0.20%  1.42%  0.62%  2.79%   0.80%   1.14%   0.35%
May      1.23% -0.21%  0.46%  1.16% -0.82%  1.49%  0.60%   0.92%   0.95%   1.03%
Jun      0.68% -0.35%  1.83%  0.48%  1.95%  2.36%  2.39%   1.33%  -0.49%   0.60%
Jul     -0.08%  2.09%  0.70% -0.31% -0.40%  0.73%  0.61%   1.31%  -1.27%   0.82%
Aug     -0.67% -1.58%  0.25% -0.19%  0.48%  2.28% -2.09%   3.00%  -0.27%   1.02%
Sep      0.37%  2.57%  2.25% -2.23%  1.59% -0.68%  0.92%   2.07%  -1.66%   0.41%
Oct      1.94% -0.51%  0.44%  0.63% -0.47%  1.41%  2.04%   0.22%   1.78%   1.47%
Nov      0.25% -1.80%  0.36%  0.60%  0.45%  1.94%  2.15%   0.64%   1.47%   1.27%
Dec      0.61% -1.57%  0.20% -0.36%  0.34%  1.41%  1.78%   2.01%   0.54%   2.18%
Ann.Rtn. 4.86%  0.71% 15.79% -0.39%  5.54% 15.10% 14.42%  18.53%   4.73%  12.83%

*Source: Deutsche Bank, 2009, Bloomberg. The DB Commodity Harvest Index has been retrospectively calculated and did not exist prior to December 17, 2007.
Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Harvest Index would have been lower than the Index as a result of fees and/or costs.

                                       20

Certain Risks of DB Commodity Harvest Index

                                                                            o

o  THE DB COMMODITY HARVEST INDEX HAS LIMITED PERFORMANCE HISTORY -- Publication
   of the Index began on December 17, 2007. Therefore, the Index has very limited performance history, and no actual investment which allowed a tracking of the performance of the Index was possible before that date.

o  STRATEGY RISK -- The DB Commodity Harvest Index reflects a strategy that takes a long position in the DB Commodity Booster Index and a short position in the S&P GSCI(TM) Light Energy Index. The value of the DB Commodity Harvest
   Index will be adversely affected if the DB Commodity Booster Index does not outperform the benchmark S&P GSCI(TM) Light Energy Index. 21

                                       21

DB Balanced Currency Harvest Funded Index

Bloomberg Ticker : DBHVBUSF


Equity
Cash
Commodity
Rates
FX

- The DB Balanced Currency Harvest Funded Index (DB Currency Harvest) reflects the total return performance of a portfolio that systematically invests in a diversified basket of high-yielding currencies, funded by going short a diversified basket of low-yielding currencies, plus a money market performance linked to the Fed Funds rate
- The index methodology is designed to exploit a forward rate bias, (the tendency of currency forward rates to under-predict future spot prices) through systematic allocation rules
- The Index methodology is implemented by ranking a currency pool of G10 and Emerging Market currencies by their 3-month Libor rates (sourced from reliable and transparent third party fixing pages) and investing in 3-month forward contracts by offsetting equal amounts of high-yielding currencies with low-yielding currencies
  - Long Exposure: Two highest yielding G10 currencies plus the 3 next highest yielding currencies from the Balanced Currency Pool
  - Short Exposure: Two lowest yielding G10 currencies plus the 3 next lowest yielding currencies from the Balanced Currency Pool
- A roll-window feature is built into the Index to enhance returns and the Index is rebalanced quarterly

Balanced Currency Pool (as of May 2008)	
G10	**Emerging Markets**
Australia	Brazil
Canada	Czech Republic
Euro	Hungary
Japan	Mexico
New Zealand	Poland
Norway	Singapore
Sweden	South Africa
Switzerland	South Korea
United Kingdom	Taiwan
United States	Turkey

Deutsche Bank

22

DB Currency Harvest Index                                Equity
Performance Analysis                                     Commodity Rates
                                                         FX
                                                         Cash

Index Returns*

5000

4500

4000

3500

3000

2500
                                               DB Currency Harvest Index
2000                                           returns prior to 10/19/05 have
                                               been retrospectively calculated
1500

1000
     Jan-   Jan-    Jan-   Jan-  Jan-    Jan-   Jan-   Jan-    Jan-   Jan-
     1999   2000    2001   2002  2003    2004   2005   2006    2007   2008

Performance Analysis*

January 1999 - December 2008    DB Currency      iBoxx USD           HFRX Global
                                Harvest USD       Treasury      Hedge Fund Index
Annualized Returns                    13.3%           6.4%                  0.4%
Volatility                            11.3%           4.8%                  4.4%
Sharpe Ratio (3.54%)                   0.86           0.59                 -0.72
Maximum Drawdown                     -26.1%          -4.8%                -25.2%
  Start Date                         Aug-08         Jun-03                Nov-07
  End Date                           Dec-08         Feb-04                Dec-08
Max Monthly Consecutive Loss         -26.1%          -4.8%                -23.1%
  Start Date                         Aug-08         Jun-03                Jun-08
  End Date                           Dec-08         Aug-03                Dec-08
Max/Min Returns
  Rolling 12 Months          41.6% / -24.3%  15.9% / -5.0%        16.4% / -23.3%
  Rolling 3 Months           16.9% / -26.6%   9.9% / -5.1%         7.1% / -18.6%
Average Monthly Returns                1.1%           0.5%                  0.1%
% Months with Gains                   73.9%          68.1%                 60.9%
Correlation
  iBoxx USD Treasury                  -0.13           1.00                 -0.25
  HFRX Global Hedge Fund Index         0.49          -0.25                  1.00

Annual Returns*

13.9%  20.8%  15.6%  18.7%  31.8%  14.0%   22.0%   7.7%  18.9%  -21.9%   13.3%
 1999   2000   2001   2002   2003   2004    2005   2006   2007    2008  Annual

Monthly Returns*

           1999   2000    2001   2002   2003   2004   2005   2006   2007    2008
Jan       4.21%  2.85%   2.63%  2.37%  1.73%  2.34%  0.39%  1.88% -2.14%
Feb       1.96%  2.03%  -6.56%  1.01%  2.22%  3.48%  2.18%  2.67%  0.72%  -0.64%
Mar       5.28%  0.25%   3.18%  3.48% -1.39% -0.21% -0.40% -3.53%  2.58%  -4.51%
Apr       2.02%  1.82%   2.91%  1.57%  9.35% -1.95%  2.17% -0.23%  3.16%   6.45%
May       0.58%  1.45%   2.38%  0.95%  1.05% -1.63%  4.15% -6.46%  3.33%   2.90%
Jun       0.80%  0.48%   2.12% -5.25%  4.53%  0.76%  2.86%  1.98%  3.17%  -0.21%
Jul      -1.31%  3.15%  -2.80% -2.56%  0.15%  2.88%  0.65%  4.18% -0.15%   4.07%
Aug      -0.98%  0.48%   0.19%  3.28%  1.42%  1.27% -0.53%  3.51% -3.57%  -1.78%
Sep       0.57%  0.46%  -2.97%  0.41%  1.76%  2.36%  4.63% -0.50%  5.09%  -7.30%
Oct       0.46%  2.72%   3.65%  2.99%  1.91%  0.45%  1.88%  3.57%  3.59% -13.42%
Nov       2.18%  1.58%   5.70%  6.07%  2.43%  2.37%  2.83% -1.21% -3.47%  -2.40%
Dec       2.26%  0.53%   4.71%  3.24%  2.49%  1.84% -2.52%  3.67%  1.52%  -3.90%
Ann.Rtn. 13.87%  20.83% 15.64% 18.75% 31.79% 14.03% 21.96%  7.72% 18.91% -21.90%

*Source: Deutsche Bank, 2009, Bloomberg. The DB Currency Harvest Index has been retrospectively calculated and did not exist prior to October 19, 2005.
Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Currency Harvest Index would have been lower than the Index as a result of fees and/or costs.

                                       23

Certain Risks of DB Currency Harvest

o  THE DB BALANCED CURRENCY HARVEST INDEX HAS LIMITED PERFORMANCE HISTORY --
   Publication of the Index began on October 19, 2005. Therefore, the Index has very limited performance history, and no actual investment which allowed a tracking of the performance of the Index was possible before that date.

o  STRATEGY RISK -- The strategy reflected in the DB Currency Harvest Index takes the view that by taking long positions in high yielding currencies and short positions in low yielding currencies, an investor's gain from interest rate differentials in the high yielding jurisdictions will exceed any potential losses from currency rate risk. The Index Sponsor provides no assurance that this expectation is or will remain valid. Various market factors and circumstances at any time and over any period could cause and have in the past caused investors to become more risk averse to high yielding currencies. Such risk aversion is greater with respect to the non-G10 currencies, which may be volatile and subject to large fluctuations, devaluations, exchange controls and inconvertibility.

o  GAINS IN COMPONENTS OF THE DB CURRENCY HARVEST INDEX MAY BE OFFSET BY LOSSES
   IN OTHER INDEX COMPONENTS -- The DB Currency Harvest Index is composed of multiple currency positions. Any gain in one position may be offset by a loss in another position.

o  CURRENCY MARKETS MAY BE HIGHLY VOLATILE -- Currency markets may be highly volatile, particularly in relation to emerging or developing nations'
   currencies and, in certain market conditions, also in relation to developed nations' currencies. The DB Currency Harvest Index components may include emerging market countries that are more exposed to the risk of swift political change and economic downturns than their industrialized counterparts. Political or economic instability is likely to have an adverse effect on the performance of the DB Currency Harvest Index.

                                       24

DB SMART USD Index
Bloomberg Ticker : DBSMARTD


Equity
Cash
Commodity
Rates
FX
α

- The DB SMART Index seeks to capture returns generated by changes in the slope of the USD yield curve
- The index methodology implements dynamic long or short "steepener" positions in order to benefit from relative changes in short-term and long-term interest rates
  - A steepener is constructed with long/short forward starting interest rate swaps, duration-weighted to remain neutral to small parallel shifts in the yield curve
    - Long steepener: 1mo forward 2yr Swap (fixed rate receiver) + 1mo forward 10yr Swap (fixed rate payer)
    - Short steepener: 1mo forward 2yr Swap (fixed rate payer) + 1mo forward 10yr Swap (fixed rate receiver)
- The rules-based methodology uses a 2-criteria process to determine the appropriate trading strategy to generate alpha based on recent changes in the USD yield curve or the relative value between short-term and long-term interest rates
  - Criteria 1: Recent changes in the 3-month USD Libor rate measured by the percentage change month over month
  - Criteria 2: The current slope of the USD yield curve measured by the "carry" of a 1-month forward starting steepener position (receiving 2-year swap rate while paying 10-year swap rate)


Duration Weighted Steepener Index
Fed Active Signal?
3m Libor ↓↑ More than 2.5%
Yes
↓ more than 2.5%
Buy Steepener
↑ more than 2.5%
Sell Steepener
No
Carry
Expected return of steepener position
Carry is positive or zero
Buy Steepener
Carry is negative
Sell Steepener

1/3 of the Steepener position is rebalanced each month

Long Steepener When Yield Curve Steepens or Flattens/Inverts


Interest Rate
2y Swap (fixed-receiver) market value loss
10y Swap (fixed-payer) market value gain
Yield Curve Steepens 1-Month later
Today
10y Swap (fixed-payer) market value loss
2y Swap (fixed-receiver) market value gain
Yield Curve Flattens/Inverts 1-Month later
2yr
10yr

Deutsche Bank

25

DB SMART 5x USD TR Index                                   Equity
Performance Analysis                                       Commodity Rates
                                                           FX
                                                           Cash

Index Returns*

1900

1800

1700

1600

1500

1400

1300
                                                   DB SMART 5x Index returns
1200                                               prior to 15/01/07 have been
                                                   retrospectively calculated
1100

1000
     Jan-    Jan-   Jan-    Jan-    Jan-    Jan-    Jan-    Jan-    Jan-    Jan-
     1999    2000   2001    2002    2003    2004    2005    2006    2007    2008

Performance Analysis*

January 1999 - December 2008      DB SMART       iBoxx USD           HFRX Global
                                 USD 5x TR    Treasury 1-3      Hedge Fund Index
Annualized Returns                    5.3%            6.4%                  0.4%
Volatility                            2.7%            4.8%                  4.4%
Sharpe Ratio (3.54%)                  0.64            0.59                 -0.72
--------------------------------------------------------------------------------
Maximum Drawdown                     -4.9%           -4.8%                -25.2%
  Start Date                        Mar-08          Jun-03                Nov-07
  End Date                          Dec-08          Feb-04                Dec-08
--------------------------------------------------------------------------------
Max Monthly Consecutive Loss         -3.8%           -4.8%                -23.1%
  Start Date                        Nov-08          Jun-03                Jun-08
  End Date                          Dec-08          Aug-03                Dec-08
--------------------------------------------------------------------------------
Max/Min Returns
  Rolling 12 Months          14.7% / -3.8%   15.9% / -5.0%        16.4% / -23.3%
  Rolling 3 Months            5.2% / -4.4%    3.9% / -1.9%         7.1% / -18.6%
Average Monthly Returns               0.0%            0.5%                  0.1%
% Months with Gains                  63.0%           68.1%                 60.9%
--------------------------------------------------------------------------------
Correlation
  iBoxx USD Treasury 1-3 years        0.10            1.00                 -0.31
  HFRX Global Hedge Fund Index        0.04           -0.31                  1.00
--------------------------------------------------------------------------------

Annual Returns*

7.3%   6.4%   13.2%   5.5%   3.3%  3.6%   7.1%   5.5%   3.4%   0.7%   5.3%
1999   2000    2001   2002   2003  2004   2005   2006   2007   2008   Annual

Monthly Returns*

          1999   2000   2001   2002   2003   2004   2005   2006   2007    2008
Jan      0.39% -0.12%  0.36%  0.56% -0.29%  1.50%  0.28%  0.45%  1.17%
Feb      0.52%  0.89%  0.42%  0.05% -0.29%  0.54%  0.36%  0.93%  0.32%   1.60%
Mar      1.38% -0.71%  1.96% -0.25%  1.02%  0.02%  0.35% -0.32%  0.03%  -0.28%
Apr      0.38%  0.46%  1.59%  0.43%  0.26%  0.00%  0.54% -0.43%  0.72%  -1.80%
May      0.33%  0.59%  1.21%  0.36% -1.24% -0.03%  0.86%  0.82%  0.76%   0.11%
Jun      1.04%  0.56%  0.57%  1.27%  0.81%  0.29%  0.67%  0.54% -0.47%  -0.09%
Jul      0.45%  1.04%  0.95%  2.04%  2.95%  0.09%  0.26%  0.25% -0.04%   0.32%
Aug      0.92%  0.30%  0.55% -0.85% -0.97%  0.19%  0.53%  0.76%  0.86%  -0.12%
Sep      0.44%  1.13%  2.06%  0.19% -0.28%  0.88%  0.53%  0.65% -0.52%  -0.47%
Oct      0.59%  0.59%  1.30%  1.42% -0.07%  0.20%  0.00%  0.57%  0.51%   1.28%
Nov      0.36%  0.43%  0.67% -0.39% -0.60%  0.84%  0.47%  0.94%  0.58%  -3.84%
Dec      0.43%  0.52%  1.33%  0.75%  1.11%  0.85%  0.76%  0.37%  0.21%   0.35%
Ann.Rtn. 7.26%  6.35% 13.21%  5.47%  3.25%  3.64%  7.05%  5.48%  3.44%   0.68%

*Source: Deutsche Bank, 2009, Bloomberg. The DB Smart Index has been retrospectively calculated and did not exist prior to July 15, 2007.
Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Smart Index would have been lower than the Index as a result of fees and/or costs.

                                       26

Certain Risks of DB SMART USD Index

o  THE DB SMART USD INDEX HAS LIMITED PERFORMANCE HISTORY -- Publication of the
   Index began on July 15, 2007. Therefore, the Index has very limited actual performance history, and no actual investment which allowed a tracking of the performance of the Index was possible before that date.

o  STRATEGY RISK -- The DB SMART USD Index reflects an investment strategy that systematically selects steepening or flattening positions in relation to the
   USD yield curve based on signals of a rate cutting or rate hiking cycle or the implied positive or negative carry in those positions in order to capture returns generated by changes in the slope of the USD yield curve. If the slope of the USD yield curve does not behave in the manner indicated by the signals or remains flat or nearly flat for extended periods, the value of the
   DB SMART USD Index could be adversely affected.

o  LEVERAGED EXPOSURE TO THE DB SMART USD INDEX -- Positive or negative returns generated by the DB SMART USD Index are five times leveraged before being assigned a weighting in Liquid Alpha by the Optimized Asset Allocation Model.
   If the investment strategy reflected by the DB SMART USD Index does not generate positive results, the contribution of the DB SMART USD Index to
   Liquid Alpha will be the weighted, leveraged negative performance of the DB
   SMART USD Index.

                                       27

DB Fed Funds Total Return Index                             Equity
Bloomberg Ticker : DBMMFED1                                 Commodity Rates
                                                            FX
                                                            Cash

o  The DB Fed Funds Total Return Index measures the accrual of a deposit invested at the inter-bank overnight interest rate (Fed Funds). The deposit is compounded (reinvested) daily, with a 360-day year convention. Fed Funds refers to the rate published at the close of business in New York.

                                       28

DB Fed Funds Index                                           Equity
Performance Analysis                                         Commodity Rates
                                                             FX
                                                             Cash

Index Returns*

1450

1400

1350

1300

1250

1200

1150
                                                     DB FEDFUNDS Index returns
1100                                                 prior to 15/10/07 have been
                                                     retrospectively calculated
1050

1000
      Jan-    Jan-   Jan-   Jan-   Jan-   Jan-   Jan-  Jan-   Jan   -Jan
      1999    2000   2001   2002   2003   2004   2005  2006  2007   2008

Performance Analysis*

                                                 iBoxx USD           HFRX Global
January 1999 - December 2008   Fed Funds TR   Treasury 1-3      Hedge Fund Index
Annualized Returns                     5.3%           6.4%                  0.4%
Volatility                             2.7%           4.8%                  4.4%
Sharpe Ratio (3.54%)                   0.64           0.59                 -0.72
--------------------------------------------------------------------------------
Maximum Drawdown                      -4.9%          -4.8%                -25.2%
  Start Date                         Mar-08         Jun-03                Nov-07
  End Date                           Dec-08         Feb-04                Dec-08
--------------------------------------------------------------------------------
Max Monthly Consecutive Loss          -3.8%          -4.8%                -23.1%
  Start Date                         Nov-08         Jun-03                Jun-08
  End Date                           Dec-08         Aug-03                Dec-08
--------------------------------------------------------------------------------
Max/Min Returns
  Rolling 12 Months           14.7% / -3.8%  15.9% / -5.0%        16.4% / -23.3%
  Rolling 3 Months              1.7% / 0.1%   3.9% / -1.9%         7.1% / -18.6%
Average Monthly Returns                0.3%           0.5%                  0.1%
% Months with Gains                  100.0%          68.1%                 60.9%
--------------------------------------------------------------------------------
Correlation
  iBoxx USD Treasury 1-3 years         0.08           1.00                 -0.31
  HFRX Global Hedge Fund Index         0.00          -0.31                  1.00
--------------------------------------------------------------------------------

Annual Returns*

4.9%   6.5%   4.0%   1.7%  1.1%   1.4%   3.3%   5.1%  5.3%   2.0%     3.5%
1999   2000   2001   2002  2003   2004   2005   2006  2007   2008   Annual

Monthly Returns*

          1999   2000   2001   2002   2003   2004   2005   2006   2007   2008
Jan             0.48%  0.55%  0.16%  0.11%  0.08%  0.19%  0.38%  0.48%  0.34%
Feb      0.37%  0.45%  0.43%  0.14%  0.10%  0.08%  0.19%  0.35%  0.41%  0.24%
Mar      0.44%  0.52%  0.44%  0.13%  0.11%  0.09%  0.23%  0.39%  0.44%  0.23%
Apr      0.40%  0.47%  0.42%  0.16%  0.11%  0.08%  0.22%  0.37%  0.45%  0.19%
May      0.37%  0.57%  0.36%  0.15%  0.10%  0.08%  0.27%  0.45%  0.45%  0.17%
Jun      0.43%  0.55%  0.32%  0.14%  0.11%  0.09%  0.25%  0.42%  0.42%  0.17%
Jul      0.42%  0.57%  0.34%  0.16%  0.09%  0.11%  0.26%  0.45%  0.47%  0.17%
Aug      0.45%  0.56%  0.32%  0.15%  0.08%  0.13%  0.32%  0.45%  0.43%  0.16%
Sep      0.44%  0.53%  0.24%  0.15%  0.09%  0.13%  0.30%  0.42%  0.39%  0.16%
Oct      0.42%  0.58%  0.23%  0.15%  0.09%  0.14%  0.33%  0.47%  0.44%  0.09%
Nov      0.48%  0.54%  0.18%  0.11%  0.08%  0.17%  0.33%  0.44%  0.37%  0.03%
Dec      0.45%  0.53%  0.15%  0.11%  0.09%  0.19%  0.35%  0.42%  0.37%  0.02%
Ann.Rtn. 4.88%  6.52%  4.04%  1.72%  1.15%  1.38%  3.30%  5.14%  5.25%  1.98%

*Source: Deutsche Bank, 2009, Bloomberg. The DB Fed Funds Index has been retrospectively calculated and did not exist prior to October 15, 2007.
Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Fed Funds Index would have been lower than the Index as a result of fees and/or costs.

                                       29